UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2007
___________

Stone Mountain Resources, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-123735	87-0700927
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
 (Address of Principal Executive Offices)
 ___________

(86 - 0579) 82239700
 (Issuer Telephone number)
___________

 701 North Green Valley Parkway #200
Henderson, Nevada 89074
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K (the “Report”) and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01   Entry into a Material Definitive Agreement

On June 29, 2007 (the “Closing Date”), Stone Mountain Resources, Inc. (the “Registrant” or “Stone Mountain”) executed a Share Exchange Agreement (“Share Exchange Agreement”) by and among STONE MOUNTAIN RESOURCES, INC., a Delaware corporation (hereinafter referred to as “Stone Mountain”), with offices at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada  89074 and  CONTINENTAL DEVELOPMENT LIMITED, a Hong Kong corporation (hereinafter referred to as “Continental”) and EXCELVANTAGE GROUP LIMITED, a British Virgin Islands Company which owns 100% of Continental (the “Continental Shareholder”).

The closing of this transaction occurred immediately following the cancellation of 12,000,000 shares of Stone Mountain’s common stock held by Stone Mountain’s sole director and majority shareholder (the “Closing”), which was a condition of the closing. Under the Share Exchange Agreement, Stone Mountain issued 12,000,000 shares of Stone Mountain’s common stock (the “Stone Mountain Shares”) to the Continental Shareholder in exchange for 100% of the common stock of Continental (the “Share Exchange Transaction”). After the Closing, Stone Mountain had a total of 19,961,000 shares of common stock outstanding, with the Continental Shareholder owning 60.12% of the total issued and outstanding shares of Stone Mountain’s common stock, and the balance held by those who held shares of Stone Mountain’s common stock prior to the Closing (the “Stone Mountain Shareholders”).

        As a result of the Closing, Continental became a wholly owned subsidiary of Stone Mountin. From and after the Closing Date, the business of the Company shall be that of Continental’s wholly owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi”).  Continental only acts as a holding company over Kandi, and therefore, no operation or expenses were incurred by Continental at March 31, 2007.

Item 2.01 Acquisition or Disposition of Assets

As described fully in Item 1.01 above, on June 29, 2007, Stone Mountain executed the Share Exchange Agreement by and among Stone Mountain, Continental and the Continental Shareholder.

On June 29, 2007, the Share Exchange Transaction closed.  Following the Closing Date, Continental became a wholly owned subsidiary of Stone Mountain.  For more details on the Share Exchange, please see Item 1.01.

The directors of the Registrant and the Stone Mountain Shareholders have approved the Share Exchange Agreement and the transactions contemplated thereunder. Continental’s directors and the Continental Shareholder have approved the Share Exchange Agreement and the transactions contemplated thereunder.

Except for the Share Exchange Agreement and the transactions contemplated by that agreement, neither Stone Mountain, nor the sole director and officer of Stone Mountain serving prior to the consummation of the Share Exchange Transaction, had any material relationship with Continental, the Continental Shareholder, or Kandi.

Effective as of the Closing Date, the following persons were appointed as the Company’s new executive officers:

Name	Officer Positions held:
Hu Xiaoming	President and Chief Executive Officer
Hu Wangyuan	Vice President
Zhu Xiaoying	Chief Financial Officer

        In addition, Hu Xiaoming, Hu Wangyuan, Ying Jinfeng, Zheng Mingyang, and Xie Kepei were appointed as the Company’s new directors.  However, such director appointments will not be effective until ten days after the delivery of the Schedule 14f-1 Information Statement (the “Schedule 14f-1”) to the Company's shareholders in compliance with Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder.  The Company filed and mailed the Schedule 14f-1 to its shareholders on June 29, 2007. Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management”.

In this Report, references to "we," "our," "Company," "us," are to the consolidated business of Stone Mountain, Continental and Kandi.

DESCRIPTION OF BUSINESS

STONE MOUNTIAN RESOURCES, INC.

Stone Mountain was originally incorporated on March 31, 2004 in the State of Delaware. Prior to the Closing, the Registrant was a public “shell” company with nominal assets.  Prior to that, we were a gold exploration company that was exploring Nevada mineral properties. However, as a result of our failure to generate revenues and the anticipated costs of further exploration activities, on May 30, 2007, we entered into a Termination Agreement, terminating the Property Option Agreement by and between Stone Mountain and Midas Mountain, Inc. and the respective rights and obligations contained therein. We ceased operations, and we became a public “shell” company.

In an effort to substantiate stockholder value, Stone Mountain then sought to identify, evaluate and investigate various companies and compatible or alternative business opportunities with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Stone Mountain would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.  As a result of this search, we entered into the Share Exchange Agreement described above with Continental and the Continental Shareholder on June 29, 2007. From and after the Closing Date, Continental became our wholly owned subsidiary, and Continental’s wholly owned subsidiary, Kandi, became our new operating business.

EXCELVANTAGE GROUP LIMITED

        Excelvantage Group Ltd., a British Virgin Islands Company, is 100% owner of Continental Development Ltd., a Hong Kong company.  Continental conducts its business through its wholly owned operating subsidiary, Zhejiang Kandi Vehicles Company, Ltd. (“Kandi”), a limited liability Chinese company principally engaged in machinery manufacturing, with special purpose vehicles and Go-Karts as its leading products.  Kandi’s principal office is located at Jinhua City Industrial Zone, Jinhua City, Zhejiang Province, the People’s Republic of China.

ZHEJIANG KANDI VEHICLES DEVELOPMENT LTD.

        As discussed above, our operations are conducted through Kandi, a limited liability company domiciled in the People’s Republic of China (“PRC” or “China”) and incorporated under the laws of the PRC.  Kandi is Continental’s wholly owned subsidiary.

OVERVIEW OF OUR INDUSTRY

The Machinery Market in China

With increased demand and limited supply for oil worldwide, and the resulting increases in oil price, promoting energy-saving vehicles has become one of China's basic national policies for the future development of the automobile industry.  In the coming years, the Chinese government plans to devote time and energy to research and implementation of tax policies geared towards the development of energy-saving cars and decreasing energy consumption through a comparatively lower consumption tax on fuel efficient vehicles.  Based on this new domestic focus, we believe that the mini-sized casual vehicle market will become a popular choice for the Chinese people because of the vehicles’ practicability and modern performance capabilities.

The Chinese government has also implemented new agriculture policies, creating huge growth in agricultural industrialization. Farmers’ incomes are increasing, rapidly creating demand for improvements in the working conditions, especially after the recently completed reconstruction of large farmland areas in the developed coastal areas in southeast China.  We believe that these factors have created a demand for a safe and comfortable mini-sized pesticide-spraying vehicle specialized for agricultural purposes to reduce manual labor and to increase efficiency. Additionally, forestation is required for many big urban construction projects, creating parks and gardens in the city, and therefore another big market for specialized pesticide-spraying vehicle.

We also believe that with the rapid development of the market economy in China, there is an increasing need for transportation vehicles for specific purposes such as vehicles for delivering express mail, food delivery vehicles, maintenance vehicles, and other short-distant service vehicles.  Previously, delivery by foot, bicycle, and tricycle has been widely accepted in the market.  We believe that our vehicles will provide efficient, safe transportation, and provide an energy-efficient way to modernize the urban environment in China.

With the focus on development in China, the Chinese people are also spending more money on fitness and entertainment.  Our Go-Karts will provide a fun new way to be active and relax.  Similar vehicles to the ones being produced for farming development and urbanization will be created for this new entertainment trend in China.

OUR OPERATION

Kandi will concentrate on 3 areas of small vehicle production:  Go Karts, Special Purpose Vehicles, and Casual Purpose Vehicles:

Go Karts

With social development in China, people's living standards have been greatly improved, entertainment has become a trend, and the entertainment industries developed rapidly.  Sports has become a huge part of life in the EU countries, the USA, and in other developed countries, and we believe that China will follow suit.  Using money to achieve good health is widely accepted in these countries, and equipment such as scooters, fitness equipment, Go Karts, ATVs have become popular in recent years. We believe that China will follow the trends of these other countries as it develops, creating a market for these products.

Go Karting is a wholesome, healthy activity which can help improving driver sensitivity, coordination, and judgment.  With its simple structure, easy manipulation, low cost and good safety, which contains all the essential elements of car racing, Go Karting has become a popular weekend activity, especially for young people.

As an exercise and entertainment product, Go Karting has spread worldwide, especially in the EU countries and America, and many Go Kart clubs and venues have sprung up.

With GDP increasing in most of the provinces in Eastern China, ensuring increased disposable income, people are beginning to pursue good health and entertainment in China as well.  Therefore, as a fitness, entertainment and leisure product, Go karts have a promising future and a large potential market in China.

Currently, the main manufacturing bases for Go Karts are Japan and Taiwan.   However, once Go Karts are introduced widely throughout China, we believe that demand will spur increased production, creating a great market for our product.  At present, our products are mainly exported to countries such as the United States, South America, Europe, and the Middle East, accounting for about 15% of the market share.  We expect to double that market share by and with recent development and new government policies in China.

Special Purpose Vehicles

Since the Chinese government has increased its support of agricultural manufacturing in current years, agricultural technology has been advancing rapidly.  Infrastructure, specifically farmland irrigation and road construction, have been continuously improving.  With this development the mechanization rate of agriculture has also increased, with the use of agricultural machinery for activities such as tilling and harvesting increasing, thereby increasing agricultural productivity and farmers’ incomes.  However, less progress has been made in developing the equipment for pesticide spraying, and working conditions still remain poor, with a large labor load.  Therefore, launching a mini-sized pesticide spraying vehicle with good labor protection and easy manipulation could be an effective way to advance agricultural productivity and to reduce the high labor-load for the farmers.

Additionally, China’s urban forestation level is advancing quickly, with rapid area expansion of parks and gardens, which may either require special-typed mini-sized pesticide spraying vehicle to prevent and cure plant diseases and pests.

To address these two developing needs in China of agricultural development and urban forestation, there will be a growing market for such mini pesticide spraying vehicles.

With the rapid development in urban areas, vehicles will be greatly needed, creating a market for a variety of special-purpose mini-sized service vehicles. Presently, the cities in China are still primarily using light trucks of 2 or 3 tons.  In examining international practices and development trends, which show increased demand for smaller, more fuel-efficient, specialized vehicles, we believe that there will be a substantial future market need for mini-service vehicles.

Super Mini Casual Cars

In recent years, with the development of the automobile industry, and market and policy guidance worldwide, super mini-cars have occupied an increasingly important position in the international automobile field. With steady economic development and improved living standards, the automobile has become an important indicator of personality and status. As a result, the fashionable super mini-cars have shown strong growth in the market.

Currently, fuel efficient cars are gaining popularity in China and abroad.  More and more, consumers are considering fuel-efficiency as a major factor in their car-purchasing decision because they are practical, and a better value overall.

In China, super mini-cars are mostly used in the countryside, villages and towns for loading or traveling.  In the cities however, the urban super mini casual car market is still in the development stage, but we believe that mini cars will become a fashionable, cool, and energy-saving part of urban life.  Larger cars are not being fully utilized by carrying passengers or cargo, and their use has taken up extra space on roads and in parking lots.  This wastes energy and urban traffic resources, and increases pollution from emissions. The increased use of mini-cars will help to solve these problems and to substantially increase the efficient utilization of traffic resources.

 Competitive Strengths

The development of super mini-cars is a trend of the future. Because the number of cars on the road has increased year-by-year, reducing the area that motor vehicles require will help to alleviate growing space concerns.  Super mini-cars first arose in Europe and Japan in recent years, and have been gaining momentum ever since. They have been described as "future city vehicles", and their cartoon-like design has attracted large numbers of young, modern people in Europe. In only a few years, more than 100 million units have been sold in nine countries in the European market, the market is expected to continue to grow.

Our mini-car is also priced much lower than similar models produced by other vehicle manufacturers in the international market since we have the capability to mass-produce. Therefore, the development of urban super mini casual car will not only satisfy domestic consumers, but will also have a strong competitive edge in the international market, which has tremendous potential for development.

Additionally, we know of no other company that produces a mini-size vehicle for the specific purpose of pesticide spraying, and few producers of mini-vehicles of any type within China. There is one factory, Nanjing No. 1 Automobile Plant, which has the same type of general mini-size car, but its annual production capacity is less than 5,000, making its price much higher than ours. Thus, we believe that we are better equipped to meet market needs with our product.

At present, we have more than 30 distribution partners, including Hebei Hengshui Wei’ er Trading Company, Hebei Handan An’da Vehicle Trading Co., Ltd., and Kunming Chibao Automobile Part Co., Ltd, covering a large part of the market in China.

Super mini-cars, marketable as the elderly fitness casual car, the young adventure car, the second car of car owners, the traveling tool of the urban working people, is suitable for the national conditions of the new Chinese market, as well as the more developed worldwide market, for its multi-purpose usage, low price, small size and wide adaptability.  We expect to begin exporting to the American market, and sell later on in China when the domestic market is more mature. At present, the U.S. SunL Group, Inc is currently our largest distributor.

Current and Future Projects

Our company's products are developed in accordance with the procedures of the Quality Management System strictly and implemented by our development department. So far, we have developed 25 models of products of for Go Kart series with power displacement from 90 ml to 100 ml, covering the most popular Go Kart series in the international market, which have started production and sales. We have developed several different models: mini-pickup truck, mini pesticide spraying vehicle, mini-vans and other special purpose mini vehicles, which have all been listed into the enterprise list of State manufacturers of automobile for special purpose.  Super mini-cars have completed the trial stage, and we are preparing to start mass production. We hold the Intellectual Property Rights for our products, comprised of thirty-five state patents, including two invention patents and utility new patents, five practical new patents, three products obtained the provincial new products and completed two city technology plan projects of Jinhua City, 2 technology projects this year. The continuous development and production of new products has contributed greatly to our economic growth and fuel efficiency improvement, and has laid a good foundation for future development.

We will further develop the casual sports vehicle and enlarge the variety and output of products, making good use of the current growing international market need and the prospective new market countries such as China.   We also plan to continue research and development of various casual entertainment sports products and super mini cars with multi-purpose usage. The future development plan of products is as follows:

1.
Further broaden the adaptability of products and enhance the specification and variety of products, improve the suspension system, driving structure, power performance, and emission standards in order to improve the overall product performance. New materials and technology will be focused on lightening the car body, updating the vehicle appearance, and implementing a new vehicle structure. We plan to present over ten new vehicle models annually to stay current with the market changes.

2.
We plan to increase product output to keep pace with new technology, work towards technical and quality improvement of our Go Kart.  We hope to achieve annual production capacity of 30,000 Go Karts, and to obtain the biggest market share in China.  We shall further enhance the research and development and production of super mini cars, strive to be listed on the Zhejiang Key Science and Technology Projects, and make good use of the state policy support in order to steadily increase the economic profitability of our company.

Employees

    As of June 29, 2007, Kandi had a total of 578 employees, of which 570 were full-time employees. None of our employees, however, are represented by any collective bargaining agreements. The Company has experienced a work stoppage. Management believes that our relations with our employees are good.

Environmental Matters

None.

Principal Executive Offices

Our principal executive office is located in Jinhua Industrial Park, Zhejiang Province 321016 and our telephone number 0579-2239778.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Overall Business Operations

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history, and have been in operation only since 2003.  This limited operating history and the unpredictability of the machinery production industry, makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets.  The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We may not be able to maintain and/or comply with all applicable government regulation.

We are subject to extensive regulation by the central government and by the regional and local authorities of the People’s Republic of China, where our business operations take place. We believe that we are currently in substantial compliance with all material governmental laws and regulations and maintain all material permits and licenses relating to our operations. Nevertheless, there can be no assurance that we will continue to be in substantial compliance with current laws and regulations, or whether we will be able to comply with any future laws and regulations. To the extent that new regulations are adopted, we will be required to conform its activities in order to comply with such regulations. Failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on its business, operations and finances.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

As our business operations generate noise, waste water, gaseous and other industrial wastes, we are required to comply with all national and local regulations regarding protection of the environment. We are in compliance with present environmental protection requirements and have all necessary environmental permits to conduct our business. However, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We believe that we have all necessary permits to conduct our business as it is presently conducted. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. Certain laws, ordinances and regulations could limit our ability to develop, use, or sell our products.

Our business depends substantially on the continuing efforts of our executive officers, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially Mr. Xiaoming Hu, the chairman of our board of directors. We do not maintain key man life insurance on any of our executive officers.  If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.  In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.  However, if any disputes arise between our executive officers and us, we cannot assure you, in light of uncertainties associated with the PRC legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets. See “—Risks Related to Doing Business in China— Uncertainties with respect to the PRC legal system could have a material adverse effect on us.”

Our success depends on attracting and retaining qualified personnel

We depend on a core management team.  The loss of any of these individuals could prevent us from achieving our business objective.  Our future success will depend in large part on our continued ability to attract and retain other highly qualified technical and management personnel, as well as personnel with expertise in government regulation.  We face competition for personnel from other companies, domestically, and abroad.  If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

Lack of property and general liability insurance.

Kandi and our subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result, any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on its financial condition and operations.

Risks Relating to Our Vehicle Machinery Production Operations

We may be subject to significant potential liabilities as a result of production defect and  product liability.

                    Through our machinery production operations, we may be subject to production defect and product liability, arising in the ordinary course of business. These claims are common to the machinery production industry and can be costly.

With respect to certain general liability exposures, including manufacturing defect and product liability, interpretation of underlying current and future trends, assessment of claims and the related liability and reserve estimation process is highly judgmental due to the complex nature of these exposures, with each exposure exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it is difficult to determine the extent to which the assertion of these claims will expand geographically. We may not have sufficient funds available or adequate to cover any liability for damages, the cost of repairs, and/or the expense of litigation surrounding such claims, and future claims may arise out of uninsurable events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

The vehicle machinery industry is highly competitive and we are subject to risks relating to competition that may adversely affect our performance.

We will be adversely impacted if we cannot compete effectively in the highly competitive vehicle machinery industry. Our continued success depends upon our ability to compete effectively in markets that contain numerous competitors, some of which may have significantly greater financial, marketing and other resources than we have. Competition may reduce fee structures, potentially causing us to lower our fees or prices, which may adversely impact our profits. New competition or existing competition that uses a business model that is different from our business model may put pressure on us to change our model so that we can remain competitive.

General economic conditions may negatively impact our results.

The consumption of entertainment products such as Go-Karts is dependant on continued economic growth, and the duration, pace and full extent of the current growth environment remains unclear. Moderate or severe economic downturns or adverse conditions may negatively affect our operations. These conditions may be widespread or isolated to one or more geographic regions. A tightening of the labor markets in one or more geographic regions may result in fewer and/or less qualified applicants for job openings in our facilities. Higher wages, related labor costs and the increasing cost trends in the may negatively impact our results as wages and related labor costs.

We must compete for customers.

  The vehicle machinery industry is highly competitive. Some of our competitors may have substantially greater marketing and financial resources than we do, and they may improve their products, reduce their prices or expand or improve their marketing programs in ways that adversely affect our operating results.

Because we face intense competition from other machinery vehicle producers and many of our competitors have greater resources than we do, we may not be able to compete successfully and we may lose or be unable to gain market share.

The vehicle machinery production business is highly competitive and, therefore, we face substantial competition in connection with the marketing and sale of its projects. In general, such vehicles are price sensitive and affected by many factors beyond our control, including changes in consumer tastes, fluctuation commodity prices and changes in supply due to weather, production, and natural disaster. Our products face competition from other producers in the industry.   Most of our competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than we have, and have projects that have gained wide customer acceptance in the marketplace.

Risks Related to Doing Business in China

Change in political and economic conditions.

Since our main country of business operations is China, our business operations and financial position are subject, to a significant degree, to the economic, political and legal developments in China.

China's government started implementing its economic reform policy in 1978, which has enabled China economy to gradually transform from a "planned economy" to a "socialist market economy." In 1993, the concept of the socialist market economy was introduced into the Constitution of China, and the country has since accelerated development of a market economy. A noteworthy phenomenon in the recent development of China economy is that non-state owned enterprises such as private enterprises play an increasingly important role in China economy and the degree of direct control by China government over the economy is gradually declining.

China government has been taking macro-economic austerity measures to suppress inflation and curb the pace of economic growth since July 1993. These measures include raising interest rates, tightening credit supply, delaying implementation of certain reform policies on pricing, enhancing financial supervision as well as tightening control on the granting of approval for property and infrastructure projects. However, since 1998, there has been deflation in China economy and the current economic policies of China mainly focus on stimulating consumption and expansion of domestic demand.

While China government has not stopped its economic reform policy since 1978, any significant adverse changes in the social, political and economic conditions of China may have fundamental changes in China’s economic reform policies and thus the Company's operations and profits may be adversely affected.

Change in tax laws and regulations in China.

Various tax reform policies have been implemented in China in recent years. Interpretation of certain tax policies is still awaiting guidance from China government. Moreover, there can be no assurance that the existing tax laws and regulations will not be revised or amended in the future.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us and may restrict the level of legal protections to foreign investors.

China's legal system is based on statutory law. Unlike the common law system, statutory law is based on written statutes. Prior court decisions may be cited as persuasive authority but do not have binding effect. Since 1979, China government has been promulgating and amending the laws and regulations regarding economic matters, such as corporate organization and governance, foreign investment, commerce, taxation and trade.

However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. The legal system in the China cannot provide the investors with the same level of protection as in the US. The Company is governed by the law and regulations generally applicable to local enterprises. Many of these laws and regulations were recently introduced and remain experimental in nature and subject to changes and refinements. Interpretation, implementation and enforcement of the existing law and regulations can be uncertain and unpredictable and therefore have restrictions on legal protections of foreign investors.

Changes in Currency Conversion Policies in China.

Renminbi (“Yuan” or “RMB”) is not a freely exchangeable currency. Since 1998, the State Administration of Foreign Exchange of China has promulgated a series of circulars and rules in order to further enhance the verification of the truthfulness of foreign exchange payments under the current account items of a China enterprise and has imposed strict requirements in respect of borrowings and repayments of foreign exchange debts from and to foreign creditors under the capital account items and creation of foreign security in favor of foreign creditors.

This may cause complicated procedures in foreign exchange payments to foreign creditors under the current account items and thus will affect the restrictions on borrowing of international commercial loans, creation of foreign security and borrowing of RMB under guarantees in foreign currencies. Furthermore, the value of RMB may become subject to supply and demand, which could be largely affected by the international economic and political environment and any fluctuations in the exchange rate of RMB could have an adverse effect on the operational and financial condition of its subsidiaries in China.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or the experts named in the prospectus.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our PRC counsel has advised us that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Risks Relating to Ownership of Our Securities

Upon closing of the Share Exchange, we will operate as a public company subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

Following the Share Exchange, the shares of the Company may have limited liquidity.

Following the Share Exchange, a substantial portion of our shares of common stock will be subject to registration, and will be closely held by certain institutional and insider investors. Consequently, the public float for the shares may be highly limited. As a result, should you wish to sell your shares into the open market you may encounter difficulty selling large blocks of your shares or obtaining a suitable price at which to sell your shares.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, the stock market in which shares of our common stock will be quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

• variations in our operating results;

• changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

• changes in operating and stock price performance of other companies in our industry;

• additions or departures of key personnel; and

• future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

We anticipate that upon the completion of the Share Exchange, one stockholder will own a substantial portion of our outstanding common stock, which will enable them to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our other shareholders.

Upon completion of the Financing and Exchange, Excelvantage Group Limited will control approximately 60.12% of our outstanding shares of common stock. As a result, Excelvantage Group Limited could have a substantial impact on matters requiring the vote of the shareholders, including the election of our directors and most of our corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our other shareholders and us. This control could adversely affect the voting and other rights of our other shareholders and could depress the market price of our common stock.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Kandi did not incur as a private company prior to the Financing and Exchange.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

Since, prior to the Share Exchange Transaction, Kandi operated as a private company without public reporting obligations, and it had committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for its common stock will develop or be sustained. Stone Mountain’s common shares have historically been sporadically or “thinly-traded” on the “Over-The-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that Stone Mountain is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by its shareholders may disproportionately influence the price of those shares in either direction. The price for its shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, an investment in our company  is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in approximately 2.1% appreciation of Renminbi against U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our ADSs in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Fluctuations in exchange rates of the Renminbi could adversely affect the value of stock ownership in the Company.

        For over 10 years the official exchange rate for the conversion of Renminbi to US dollars was unofficially pegged at US$1 to RMB8.28. In July 2005, the People's Bank of China (PBOC), the country's central bank, began a new policy of calculating the Renminbi's value against the US dollar using a weighted average of the prices given by major banks. The highest and lowest offers are excluded from the calculation. As a result of this change the RBM has appreciated against the US dollar so that the exchange rate was US$1 to RMB8.0702 at December 31, 2005, and is now approximately US$1 to RMB7.5948. It should be expected that currency exchange fluctuations will occur in the future as a result of circumstances beyond the Company's control, such as the level of trade deficit or equalization between the US and the China, global economic conditions, global currency markets, and other factors. All of the Company's revenue is generated in the China in Renminbi, so that during periods that the US dollar is worth less in relation to the value of the Renminbi, the total revenue and results of operations of the Company reported in US dollars in the financial statements we publish in the US will be less. Consequently, fluctuations in exchange rates could adversely affect the US dollar value of our results of operations and our perceived value in the public market.

The Application of the "Penny Stock" Rules Could Adversely Affect the Market Price of Our Common Stock and Increase Your Transaction Costs to Sell Those Shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Delware law and the Existence of Indemnification Rights to our Directors, Officers and Employees may Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, however we are prepared to give such indemnification to our directors and officers to the extent provided by Delaware law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Past Activities Of The Company And Our Affiliates May Lead To Future Liability.

Prior to our entry into the share exchange agreement with Continental on June 29, 2007, we engaged in businesses unrelated to its current operations. Although the Stone Mountain Shareholders are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on us.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

SELECTED CONSOLIDATED FINANCIAL DATA

        You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and Kandi’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the years ending December 31, 2006 and 2005 from Kandi’s audited financial statements for the years ending December 31, 2006 and 2005 included in this report. We derived the financial data for the months ended March 31, 2007 and 2006 from our unaudited condensed consolidated financial statements for the months ended March 31, 2007 and 2006.  Such information from the unaudited financial statements reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year.

	Three Months Ended March 31		Year Ended December 31
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
Revenues	6,004,743	1,905,356	14,480,836	9,099,954
Cost of sales	4,854,101	1,670,290	11,884,462	7,955,876
Gross profit	1,150,642	235,066	2,596,374	1,144,078

Total Operating Expenses	345,681	187,281	804,499	815,061
Income from Operations	804,961	47,785	1,791,875	329,017

Total Other Income (Expense)	171,049	(53,090)	(712,651)	(196,231)
Income (Loss) Before Income Tax	976,010	(5,305)	1,079,224	132,786

Income Tax	34,892	-	(69)	-
Net Income (Loss)	941,118	(5,305)	1,079,155	132,786

Foreign Currency Translation Gain	91,058	50,272	236,114	156,363
Other Comprehensive Income, Net of Tax	61,009	33,682	158,196	104,763

	As at March 31, 2007	As at December 31, 2006
Consolidated Balance Sheet Data:	(Unaudited)
Cash and Cash Equivalents	735,227	1,034,017
Total Assets	43,062,983	37,060,591
Total Liabilities	34,376,127	29,405,911
Total Shareholders' Equity	8,686,856	7,654,680

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of the financial condition and results of operation of Continental for the fiscal years ended December 31, 2006 and 2005 and  for the three months ended March 31, 2007 and 2006 should be read in conjunction with the selected consolidated financial data, the financial statements and the notes to those statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

        Stone Mountain Resources, Inc. was originally incorporated on March 31, 2004.  As a result of the share exchange transaction (the “Share Exchange Transaction”) that was completed on June 29, 2007 and is described more fully above in the section titled “Entry into a Material Definitive Agreement” in Item 1.01 above, Stone Mountain issued 12,000,000 shares of Stone Mountain’s common stock (the “Stone Mountain Shares”) to Excelvantage, the sole Continental Shareholder, in exchange for 100% of the common stock of Continental.  Continental conducts its business operations through its wholly owned subsidiary Kandi, a People’s Republic of China (“PRC” or “China”) company.  As a result of the Closing, Continental became a wholly owned subsidiary of Stone Mountin. From and after the Closing Date, the business of the Company shall be that of Continental’s wholly owned subsidiary, Kandi.

        The transaction will be accounted for as a reverse merger.  In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, Stone Mountain (the legal acquirer) is considered the accounting acquiree and Continental (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Continental, with the assets and liabilities, and revenues and expenses, of Stone Mountain being included effective from the date of consummation of the Share Exchange Transaction. Stone Mountain is deemed to be a continuation of the business of Continental. The outstanding stock of Stone Mountain prior to the Share Exchange Transaction will be accounted for at its net book value and no goodwill will be recognized.

Accounting Policies

Revenue Recognition

Revenue represents the invoiced value of goods sold, recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,
•	Delivery has occurred or services have been rendered,
•	The seller's price to the buyer is fixed or determinable, and
•	Collectibility is reasonably assured.

The Company does not provide any warranty for the goods sold to customers.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made.  Actual results could differ materially from those estimates.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109," which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. FIN 48 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact that the adoption of FIN 48 will have on its results of operations, financial position, and cash flows.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its results of operations, financial position, or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet (iron curtain) approach and an income statement (rollover) approach then evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company has adopted the bulletin during 2006. The adoption did not have a material effect on results of operations, financial position, or cash flows.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities −− Including an amendment of FASB Statement No. 115 (“FAS 159”). FAS 159, which becomes effective for the Company on January 1, 2008. This standard permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that election, if any, of this fair−value option will have a material effect on the consolidated results or operations or financial position.

The implementation of the above pronouncement is not expected to have a material effect on the Company’s consolidated financial statements or disclosures.

Results of Operations

Comparison of Years Ended December 31, 2006 and December 31, 2005.

        The following table sets forth the amounts and the percentage relationship to revenue of certain items in our consolidated statements of income and comprehensive income for the years ended December 31, 2006 and 2005:

	2006			2005			Comparisons
	Amount	% of Revenue		Amount	% of Revenue		Growth in Amount	Increase in %
REVENUES	14,480,836	100.00%		9,099,954	100.00%		5,380,882	59.13%
COST OF GOODS SOLD	11,884,462	82.07%		7,955,876	87.43%		3,928,586	49.38%
GROSS PROFIT	2,596,374	17.93%		1,144,078	12.57%		1,452,296	126.94%
Selling and Marketing	289,408	2.00%		228,185	2.51%		61,223	26.83%
General and Administrative	411,306	2.84%		449,556	4.94%		(38,250)	(8.51%)
Research and Development	103,785	0.72%		137,320	1.52%		(33,535)	(24.42%)
INCOME FROM OPERATIONS	1,791,875	12.37%		329,017	3.62%		1,462,858	444.61%
Interest Expense, Net	(836,056)	(5.77%	)	(246,478)	(2.71%	)	(589,578)	239.20%
Government Grants	97,806	0.68%		6,117	0.07%		91,689	1498.92%
Forgiveness of Debt	29,324	0.20%		48,467	0.53%		(19,143)	(39.50%)
Other Expense, Net	(3,725)	(0.03%	)	(4,337)	(0.05%	)	612	(14.11%)
INCOME BEFORE INCOME TAX	1,079,224	7.45%		132,786	1.46%		946,438	712.75%
INCOME TAX	(69)	0.00%		-
NET INCOME	1,079,155	7.45%		132,786	1.46%		946,369	712.70%

Revenues.  For the year ended December 31, 2006, our revenues increased 59% from $9,099,954 to $14,480,836 relative to the year ended December 31, 2005. The increase in revenues was mainly due to the production and sale of beach vehicle serials designed and developed in year 2005 and early year 2006.

Cost of Sales. Cost of sales increased from $7,955,876, or 87.43% of net revenue to $11,884,462, or 82.07% of net revenue for the year ended December 31, 2006. The increase in cost of sales in relation to the increase in revenues is due to the increase in the cost of production of the beach vehicles being manufactured and sold in the year ended December 31, 2006.

Gross Profit. Gross profit increased approximately 127% from $1,144,078 for the year ended December 31,2005 to $2,596,374 for the year ended December 31,2006.  This increase in gross profit was primarily due to the increase in revenues.

Operating Expenses. For the year ended December 31, 2006, overall operating expenses decreased slightly from $815,061 to $804,499 relative to the year ended December 31, 2005.  This decrease was mainly due to a decrease in depreciation and amortization, which, although offset by the increases in other areas of operating expenses as noted below, was sufficient to make our overall operating expenses for fiscal year 2006 slightly less than for fiscal year 2005.

General and Administrative Expenses.  General and administrative expenses was $411,306 for the year ended December 31,2006, as compared to $449,556 for the year ended December 31,2005, a slight decrease of 8.5% associated with a stabilized management team and reduced employee turnover.

Net Income.   Net income increased $946,369 from $132,786 for the year ended December 31, 2005 to $1,079,155 for the year ended December 31, 2006. This increase in net income was due primarily to the increased income of business.  The net income margin was approximately 7.45% and 1.46% in the same comparable periods in 2006 and 2005, respectively, due to the development  and sales of the beach vehicles series and the accompanying decrease in the cost of sales.

Comparison of Three Months Ended March 31, 2007 and March 31, 2006.

        The following table sets forth the amounts and percentage relationship to revenue of certain items in our consolidated statements of income and comprehensive income for the three months ended March 31, 2007 and 2006:

	For the Three Months Ended
	March 31,
	2007 (Unaudited)		2006 (Unaudited)		Comparisons
	Amount	% of Revenue	Amount	% of Revenue	Growth in Amount	Increase in %
REVENUES	6,004,743	100.00%	1,905,356	100.00%	4,099,387	215.15%
COST OF GOODS SOLD	4,854,101	80.84%	1,670,290	87.66%	3,183,811	190.61%
GROSS PROFIT	1,150,642	19.16%	235,066	12.34%	915,576	389.50%
Research and Development	11,978	0.20%	23,730	1.25%	(11,752)	(49.52%)
Selling and Marketing	163,171	2.72%	45,149	2.37%	118,022	261.41%
General and Administrative	170,532	2.84%	118,402	6.21%	52,130	44.03%
INCOME FROM OPERATIONS	804,961	13.40%	47,785	2.51%	757,176	1584.55%

Government Grants	-		65,903	3.46%	(65,903)	(100.00%)
Forfeiture on Customer Deposits	265,789	4.43%	-		265,789	N/A
Other (Expense) Income, Net	(4,937)	(0.08%)	144		(5,081)	(3528.47%)
Interest Expense, Net	(89,803)	(1.50%)	(119,137)	(6.25%)	29,334	(24.62%)
INCOME BEFORE INCOME TAX	976,010	16.25%	(5,305)	(0.27%)	981,315	(18497.93%)
INCOME TAX	34,892	0.58%	-		34,892	N/A
NET INCOME	941,118	15.67%	(5,305)	(0.27%)	946,423	(17840.21%)

        Revenues. For the three months ended March 31, 2007, our revenues increased approximately 215% from $1,905,356 to $6,004,743 relative to the same period ended March 31, 2006. The biggest factor in the increase of our revenues was the increased sales of the beach vehicles developed and introduced by the Company.

Cost of Sales. Cost of sales increased from $1,607,290 for the three months ended March 31, 2006 to $4,854,101 for the same period in 2007, reflecting the increase in production manufacturing associated with the manufacturing of the beach vehicles during the quarter as discussed above. However, in terms of cost of sales as a percentage of net revenues, our cost of sales for this quarter in 2007 was approximately 81% of net revenues as compared to approximately 88% of net revenues for the same quarter in 2006.

Gross Profit. Gross profit increased approximately 389% from $235,066 for the three months ended March 31, 2006 to $1,150,642 for the three months ended March 31, 2007. This increase in gross profit was primarily due to the increased revenues.

Operating Expenses. For the three months ended March 31, 2007, overall operating expenses increased approximately 85% from $187,281 to $345,681 relative to the three months ended March 31, 2006. A slight drop in research and development expenses was offset by increases both in selling and marketing and in general and administrative expenses.

General and Administrative Expenses.  General and administrative expenses was $118,402 for the three months ended March 31, 2006, as compared to $170,532 for the three months ended March 31, 2007, an increase of approximately 44%.  This increase was due to a stabilized management team and reduced employee turnover.

Net Income (Loss).  Net income increased approximately 17,840% from a loss of $5,305 for the three months ended March 31, 2006 to a gain of $941,118 for the three months ended March 31, 2007.  This increase in net income was due primarily to the increase in operating expenses despite a decrease in both our revenues and gross profits.

Liquidity and Capital Resources

Cash Flows

Twelve Months ended December 31, 2006

        Net cash flow used in operating activities was $2,411,724 in fiscal 2005 and $1,433,758 in fiscal 2006. The decrease of net cash flow used in operating activities in fiscal 2006 as compared to fiscal 2005 was mainly due to increased sales, the collection of outstanding loans and cash inflows generated by incremental operations.

        Net cash flow used in investing activities was $3,966,924 for fiscal 2005 as compared to $4,489,586 in cash flow provided by investing activities in fiscal 2006. Uses of cash flow for investing activities in fiscal 2005 included the construction of manufacturing facilities and the purchase of associated machinery and equipment. Net cash flow provided by operating activities in fiscal 2006 was mainly due to the return of deposits on matured notes payable.

Net cash flow provided by financing activities was $6,798,505 in fiscal 2005, as compared to net cash flow used in financing activities of $3,261,479 in fiscal 2006. The net cash flow used in financing activities was mainly due to the collection of loan payments and interest owed to the Company.  Uses of cash flow included payment of notes payable, interest and premiums payable on loans.

Three Months Ended March 31, 2007

        Net cash flow used in operating activities was $510,195 for the three months ended March 31, 2006, as compared to net cash flow provided by operating activities of $2,007,321 for the three months ended March 31, 2007. The increase of net cash flow provided by operating activities for the three months ended December 31, 2006 was mainly due to the increases in revenue generated from sales and net cash flow, payment in advance of amounts from customers and a reduction in the accounts receivable collection period.

Net cash flow used in investing activities was $7,162,271 for the three months ended March 31, 2007, as compared to net cash flow provided by investing activities of $1,036,982 for the three months ended March 31, 2006.

        Net cash flow provided by financing activities was $4,856,933 for the three months ended March 31, 2007, as compared with the net cash flow used in financing activities of $676,122 for the three months ended March 31, 2006. Net cash flow used in financing activities during this quarter in fiscal 2006 relates to a short term loan of RMB 20,000,000 (approximately USD$2.6 million) from Pu Dong Development Bank.

Working Capital

        Our working capital increased by $863,859 to $(1,408,987) at March 31, 2007, as compared to $(2,272,846) at December 31, 2006.  The increase in working capital at March 31, 2007 was mainly attributed to our increase in notes receivable by $4,704,518.

        The Company currently generates its cash flow through operations and the Company believes that its cash flow generated from operations will be sufficient to sustain operations for the next twelve months.  Also, from time to time, the Company may require extra funding through financing activities and investments for expansion.  Also, from time to time, the Company may come up with new expansion opportunities for which our management may consider seeking external funding and financing.  However, as of March 31, 2007, the Company did not have any plan for additional capital through external funding and financing.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

       The following tables summarize our contractual obligations as of March 31, 2007, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
Contractual Obligations:
Bank Indebtedness	$12,674,602	$12,674,602	$--	$--	$--
Other Indebtedness	$14,012,262	$14,012,262	$--	$--	$--
Capital Lease Obligations	$260,000	$--	$260,000	$--	$--
Operating Leases	$--	$--	$--	$--	$--
Purchase Obligations	$--	$--	$--	$--	$--
Total Contractual Obligations:	$26,946,864	$26,686,864	$260,000	$--	$--

        Bank indebtedness consists of secured and unsecured borrowings from Industrial and Commercial Bank of China Limited, ICBC Jinhua Economic Exploration Zone Branch, Shanghai Pudong Development Bank, and Commercial Bank, Jiangnan Branch.

Other indebtedness includes the long-time loans, the short-time loans, and loans borrowed from individuals.

Capital lease obligations consist of the lease for the business center at the Yongkang Mingzhu Hotel, which is used for the negotiations and office business.  The rental per year is RMB 130,000, including the RMB 90,000 of the original business center and RMB 40,000 of the Northern Gate Area.  The lease contract is between Yongkang Mingzhu Hotel Co., Ltd (“Lessor”) and Zhejiang Kandi Vehicle Company Limited (“Lessee”) and shall run from August 1, 2005 to July 31, 2007

Off-balance Sheet Arrangements

Other than the arrangement described above, we have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Related Party Transactions

For a description of out related party transactions, please see the section of this Current Report entitled “Certain Relationships and Related Transactions.”

Quantitative and Qualitative Disclosures about Market Risk

Kandi does not use derivative financial instruments in its investment portfolio and we have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations.  We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, Kandi may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation.  In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At March 31, 2007, we had approximately $735,227 in cash and cash equivalents. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. All of our revenues derived and a substantial portion of our expenses and liabilities incurred are in RMB. Thus, our revenues and operating results may be impacted by changes in the relative values of U.S. dollars and RMB, as the results are translated to U.S. Dollars for reporting purposes. We have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. However, we may choose to do so in the future. We may not be able to do this successfully. Accordingly, we may experience economic losses and negative impacts on earnings and equity as a result of foreign exchange rate fluctuations. The effect of foreign exchange rate fluctuation during the fiscal year ended December 31, 2006 was not material to us.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from currency rate. Furthermore, we translate monetary assets and liabilities denominated in other currencies into RMB, the functional currency of our operating business.

Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity.  We recorded net foreign currency gains/losses of $156,363 and $236,114 in 2005 and 2006, respectively.  We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk.  We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future.  As our sales denominated in foreign currencies, such as RMB and Euros, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB.  To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

DESCRIPTION OF PROPERTY

Our principal executive office is located in Jinhua Industrial Park, Jinhua, Zhejiang Province, PRC  321016 and our telephone number 0579-2239778.  We believe that this space is sufficient for our current operations.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information concerning the number of our common shares owned beneficially as of June 29, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group.  Unless otherwise indicated, our shareholders listed possess sole voting and investment power with respect to the common shares shown.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF OUTSTANDING SHARES

5% STOCKHOLDERS

Peter Dodge 701 North Green Valley Parkway #200 Henderson, Nevada 89074	15,000,000	75.1%

Officers and Directors as a Group	15,000,000	75.15%

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

SECURITY OWNERSHIP AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding Stone Mountain’s common stock beneficially owned after the Closing on June 29, 2007, for (i) each stockholder known to be the beneficial owner of 5% or more of Stone Mountain’ outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Shares of Common Stock Beneficially Owned (3)
Hu Xiaoming, CEO, President, and Director	-0-	-0-
Hu Wangyuan, Vice President and Director	-0-	-0-
Ying Jinfeng, Director	-0-	-0-
Zhu Xiaoying, Chief Financial Officer	-0-	-0-
Zheng Mingyang, Director	-0-	-0-
Xie Kepei, Director	-0-	-0-
Excelvantage Group Limited	12,000,000	60.12%
Ho Man Tim (4)	12,000,000	60.12%
Peter Dodge 701 North Green Valley Parkway #200 Henderson, Nevada 89074	1,475,000	7.39%
All Executive Officers and Directors as a Group (6 persons)	-0-	-0-

-----------------------------
 * Less than 1%

(1)	Unless otherwise indicated, the address is Jinhua Industrial Park, Jinhua, Zhejiang Province, PRC 321016.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(3)
Pursuant to the terms of the Share Exchange Agreement, we anticipate that, following the cancellation of 12,000,000 shares of Stone Mountain’s common stock held by Peter Dodge, Stone Mountain’s prior sole director and majority shareholder, Stone Mountain will issue approximately 12,000,000 common shares to the Continental Shareholder equal to approximately 60.12% of the issued and outstanding common shares of the Company as of the Closing Date of the Share Exchange Agreement.  Accordingly, we anticipate that there will be approximately 19,961,000 common shares issued and outstanding on the Closing Date of the Share Exchange Agreement.

(4)
Through his position as a stockholder in Excelvantage Group Limited, Ho Man Tim has the power to dispose of or direct the disposition of the one (1) share of Common Stock he owns in Excelvantage Limited Group.  As a result, Ho Man Tim may, under the rules of the Securities and Exchange Commission, be deemed to be the beneficial owner of the shares of Common Stock.  Ho Man Tim disclaims beneficial ownership of the shares of Common Stock reported as beneficially owned by him, except to the extent of his pecuniary interest as a stockholder of Excelvantage Group Limited.

MANAGEMENT

Appointment of New Officers and Directors

In connection with the Share Exchange Agreement, Stone Mountain’s Board appointed seven new directors to its board of directors. However, such appointments will not be effective until at least ten days after an Information Statement is mailed or delivered to all of our shareholders in compliance with Section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder.  Furthermore, concurrent with the closing of the Share Exchange Agreement, Peter Dodge, the former CEO, President, CFO, Treasurer and Secretary of Stone Mountain, resigned from these positions.  Immediately following the resignation of Dodge, the Company’s new officers and directors are as described in the table below:

Name	Age	Positions held:

Hu Xiaoming	50	Chief Executive Officer and President and Director
Hu Wangyuan	28	Vice President and Director
Ying Jinfeng	42	Director
Zhu Xiaoying	36	Chief Financial Officer
Zheng Mingyang	53	Director
Xie Kepei	43	Director

Biographical Information

Hu Xiaoming, age 50, is our Chief Executive Officer and President.  Mr. Hu has been the Chairman of the Board of Directors and the corporate legal representative for Kandi since March 2002.  From October 2003 to April 2005, Mr. Hu was the Project Manager (Chief Scientist) in WX Pure Electric Vehicle Development Important Project of Electro-vehicle in State 863 Plan.  Prior to that, from October 1984 to March 2003, Mr. Hu was a Factory Director in Yongkang Instrument Factory, Factory Director in Yongkang Mini Car Factory, Chairman and General Manager in Yongkang Vehicle Company, General Manager in Wan Xiang Electric Vehicle Developing Center, and General Manager in Wan Xiang Battery Company. He owns 3 Invention patents, 5 utility model patents, over 10 appearance design patents.

Hu Wangyuan, age 28, our new Vice President and Director, has been a director and economist at Kandi since March 2002. Mr. Hu received his MBA at of Hong Kong Polytechnic University in November 2002.  Mr. Hu has a profound understanding of management and strategy analysis.  Mr. Hu has  3-year working experiences in Go Kart Marketing, and enjoys good reputation in the fields, and keeps close cooperation relationship with many suppliers and distributors.

Ying Jinfeng, age 42, will be our Director.  Mr. Ying has been a director and Senior Engineer at Kandi since March 2002. Prior to that, from June 1990 to December 1997, Mr. Ying was Manager of Engineering Technology Dept, Senior Project Manager, Chief Management Executive of Product Planning and Project Management, Vice Factory Director in Yongkang Mini Car Factory.

Prior to that, from January 1998 to February 2002, he was Vice General Manager in Yongkang Vehicle Company, and was in charge of technology, supply, sales, production.  Mr. Ying has over 20 years working experience, mostly in Production Operation Management, HR and Project Corporation.

Zhu Xiaoying, age 36, will be our Chief Financial Officer.  Ms. Zhu received a bachelor in accounting from Hangzhou Electronic Engineering University, and joined Kandi in September 2003 and was appointed acting CFO and director of the Company.  From January 2000 to September 2003, she worked as accounting manager for Zhejiang Yongkang Automobile Manufacture Co.

Zheng Mingyang, age 53, will be our Director.  Mr. Zheng has been a director of Kandi since 2003.  From May 1992 to September 2003 he worked as the vice president of Yongkang Automobile Manufacture Co.

Xie Kepei, age 43, will be our Director.  Ms. Xie has been a director of Kandi since December 2003.  From August 2001 to November 2003 she worked as the Manager of General Administration for Zhejiang Sifang Group Transportation Machinery Co.

To the best of our knowledge, none of the officers or directors appointed following the Closing, including any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Stone Mountain, and no such persons have been involved in any transaction with Stone Mountain or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described herein.  To the best of the Registrant’s knowledge, none of the officers and directors appointed following the Closing have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Code of Ethics

The Board of Directors has established a written code of ethics that applies to the Company’s Chief Executive Officer and Chief Financial Officer.  A copy of the Code of Ethics is filed as an exhibit to the Company’s annual report on Form 10-KSB on June 25, 2007.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.  Based on our review of the copies of such forms received by us, and to the best of our knowledge, other than reported in our annual report on Form 10-KSB filed on June 25, 2007, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

Board of Directors, Board Meetings and Committees

        Prior to the Closing, Mr. Peter Dodge served as the Company’s sole director.  After the Closing, our board of directors will initially be composed of six members and Hu Xiaoming, Hu Wangyuan, Ying Jinfeng, Zheng Mingyang and Kepei Xie, provided however, that only Mr. Hu Xiaoming will be added to the Board of Directors as of the Closing, with the remaining appointments to be effective ten days after an Information Statement is mailed or delivered to all of our shareholders in compliance with Section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder.  Mr. Hu Xiaoming will then be appointed as the Chairman of the Board of Directors. In this capacity he is responsible for the review of the Company’s financial and operating results, agendas and minutes of board and committee meetings, and presiding at the meetings of the committees of the board of directors.

The board of directors of our Company held no formal meetings during the most recently completed fiscal year. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.  In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter.  Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report. Stone Mountain does not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

None of our executive officers received compensation in excess of $100,000 for the fiscal years ended December 31, 2006 or 2005. The following table summarizes all compensation received by our previous Chief Executive Officer, President and Chief Financial Officer in fiscal years 2006 and 2005.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Peter Dodge, former CEO, President, Chairman, Secretary and Treasurer	2006	0	--	--	--	--	--	--	$0

(1)	Mr. Peter Dodge resigned as Stone Mountain’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on June 29, 2007.

            The following summary compensation table indicates the cash and non-cash compensation earned, during the fiscal year ended December 31, 2006 by the Chief Executive Officer and each of the other four highest paid executives of Kandi, if any, whose total compensation exceeded $100,000 during the fiscal year ended December 31,2006.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Hu Xiaoming, Chief Executive Officer, President and Director (1)	2006	$19,231	-	-	-	-	-	-	$19,231
Hu Wangyuan, Vice President and Director (1)	2006	$15,385	-	-	-	-	-	-	$15,385
Zhu Xiaoying, Chief Financial Officer (1)	2006	$15,385	-	-	-	-	-	-	$15,385
Zheng Mingyang, Director (1)	2006	$15,385	-	-	-	-	-	-	$15,385
Xie Kepei, Director (1)	2006	$15,385	-	-	-	-	-	-	$15,385
Ying Jinfeng, Director (1)	2006	$15,385	-	-	-	-	-	-	$15,385

(1)	Salary and other annual compensation paid is expressed in U.S. Dollars based on the interbank exchange rate of 7.72 RMB for each 1.00 U.S. Dollar, on March 31, 2007.

(2)	Mr. Hu Xiaoming was appointed as Stone Mountain’s President and Chief Executive Officer on June 29, 2007

Director Compensation

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of common stock as awarded by our board of directors.

Employment Agreements

The following are summaries of Kandi’s employment agreements with its executive officers and/or directors which we plan to assume following the Closing of the Share Exchange:

Employment Contract, dated June 10, 2004, by and between Zhejiang Kandi Vehicle Co., Ltd. and Mr. Hu Xiaoming.  Mr. Xiaoming serves as the Company’s Chief Executive Officer for a period of ten years until June 9, 2014.

Employment Contract, dated July 10, 2004, by and between Zhejiang Kandi Vehicle Co., Ltd. and Ms. Zhu Xiaoying.  Ms. Xiaoying serves as the Company’s Chief Financial Officer for a period of ten years until July 10, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

We currently have 19,961,000 shares of our common stock issued and outstanding which are held by fifty stockholders of record.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  The presence, in person or by proxy, of shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 10,000,000 shares of preferred stock at a par value of $0.001 per share. We currently have no shares of preferred stock issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

‘Stone Mountain’ common stock is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "SMOU".  The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for Stone Mountain’s common stock as reported on the OTCBB.  The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.  There was no trading of our common stock prior to December 22, 2006.

Common Stock

Quarter Ended	High Bid	Low Bid

March 31, 2007	$ .51	$ .51

December 31, 2006	$ .15	$ .15

Shareholders

As June 29, 2007, we had approximately 50 shareholders of record of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Corporate Stock Transfer. Its address is 3200 Cherry Creek South Drive, Suite 430 Denver, Colorado  80209 and its telephone number is (303) 282-4800.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our Common Stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

LEGAL PROCEEDINGS

In 2006, the Company brought a legal action against Zhejiang Yuegong steel Structure Co. and Zhejiang Jinhua No.1 Construction Co., Ltd. for their delay in the contruction in Jinhua Industrial district. As the plaintiff, the Company claimed for compensation. According to the judge's report from the local court in Jinhua, PRC, on December 5, 2006, the Company won the lawsuit and Zhejiang Yuegong Steel Structure Co. and Zhejiang Jinhua No.1 Construction Co., Ltd. will be required to pay $186,331 compensation to the Company. However, the two defendants appealed the ruling to a higher level court and the Company has not received the compensation as of May 25, 2007. Considering the uncertainties of the legal proceeding, the Company did not record a contingent gain for this at March 31, 2007.

In 2006, the Company brought a legal action against Weifang Rongda Automobile Trading Co., Ltd.(“Rongda”) for goods returned from Rongda that were damaged. As the plaintiff, the Company has claimed for compensation.

According to the judge's report from the local court in Jinhua, PRC, on December 8, 2006, the Company won the lawsuit and Weifang Rongda Automobile Trading Co., Ltd. was required to pay approximately $26,408 as compensation to the Company. However, the defendant appealed the ruling to a higher level court and the Company has not received the compensation as of May 25, 2007. Considering the uncertainties of the legal proceeding, the Company did not record a contingent gain for this at March 31, 2007.

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any other material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o    for any breach of a director's duty of loyalty to the corporation of its stockholders,

     o    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o    pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

     o    for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Item 3.02  Unregistered Sales of Equity Securities

On June 29, 2007, and as described under Item 2.01 above, pursuant to the Share Exchange Agreement, Stone Mountain issued 12,000,000 shares of its common stock to the Continental Shareholder in exchange for 100% of the outstanding shares of Continental.

The issuance of these shares was exempt from registration pursuant to Regulation S under the Securities Act of 1933.  Stone Mountain made this determination based on the representations of the Continental Shareholder, which included, in pertinent part, that such shareholders were not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that such shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01  Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, Stone Mountain issued 12,000,000 shares of its common stock to the Continental Shareholder in exchange for the transfer of 100% of the outstanding shares of Continental’s capital stock by the Continental Shareholder to Stone Mountain.  At the Closing of the Share Exchange, the pre-Exchange Stone Mountain stockholders owned 7,961,000 shares of Stone Mountain’s common stock.  As such, immediately following the Share Exchange, the Continental Shareholder held approximately 60.12% of the total combined voting power of Stone Mountain’s outstanding capital stock entitled to vote.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

        In connection with the Closing of the Share Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on June 29, 2007, Peter Dodge resigned as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Stone Mountain.  Further, effective June 29, 2007, the Board appointed Hu Xiaoming as the Company’s President and Chief Executive Officer, and Zhu Xiaoying as the Chief Financial Officer.  Finally, on June 29, 2007, Hu Wangyuan, Hu Xiaoming, Ying Jinfeng, Zheng Mingyang, and Xie Kepei (the “New Stone Mountain Directors”) were appointed as members of Stone Mountain’ board of directors, however such director appointments will not be effective until at least ten days after an Information Statement is mailed or delivered to all of our shareholders in compliance with Section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder. The Schedule 14f-1 was filed and mailed to the Company’s stockholders on July 6, 2007.

The closing of the transaction under the Share Exchange Agreement, which resulted in the change of control of the registrant, occurred on June 29, 2007.  A copy of the Share Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

Effective June 29, 2007, Peter Dodge resigned as the sole member of the board of directors of the Registrant. There were no disagreements between Mr. Dodge and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Dodge and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Dodge as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

Resignation of Officers

Effective June 29, 2007, Peter Dodge resigned as our President, Chief Executive Officer and Chief Financial Officer.

        Appointment of Directors

Effective June 29, 2007, the Board appointed Hu Xiaoming as the Company’s Chief Executive Officer, and Zhu Xiaoying as the Chief Financial Officer.

        Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers, Promoters and Control Persons.”

Appointment of Officers

        Effective June 29, 2007, the Board appointed Hu Xiaoming as the Company’s President and Chief Executive Officer, and Zhu Xiaoying as the Chief Financial Officer.

        Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers, Promoters and Control Persons.”

Item 5.06     Change in Shell Company Status

As explained more fully in Item 2.01 above, Stone Mountain was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, Continental became the wholly owned subsidiary of Stone Mountain and Continental’s business became Stone Mountain’s main operational business.  Consequently, Registrant believes that the Share Exchange has caused it to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01    Financial Statement and Exhibits.

(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        The Audited Consolidated Financial Statements of Zhejiang Kandi Vehicles Co., Ltd. as of and for the years ended December 31, 2006 and 2005 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

        The Unaudited Condensed Consolidated Financial Statements of Zhejiang Kandi Vehicles Co., Ltd as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)   PRO FORMA FINANCIAL INFORMATION.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2007, Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) and Comprehensive Income (Loss) for the three months ended March 31, 2007, Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) and Comprehensive Income (Loss) for the year ended December 31, 2006 for Zhejiang Kandi Vehicles Co., Ltd and the accompanying notes are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)   EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
2.1
Share Exchange Agreement dated June 29, 2007, among our company, Continental Development Limited (“Continental”) and Excelvantage Group Limited, the selling the shareholder of Continental, as set out in the share exchange agreement.

10.1	Agreement on Business Operations Between Zhejiang Kandi Vehicle Co., Ltd. & Zhejiang Yongkang Top Import & Export Co., Ltd.
10.2	Employment Contract, dated June 10, 2004, by and between Zhejiang Kandi Vehicle Co., Ltd. and Mr. Hu Xiaoming.
10.3	Employment Contract, dated July 10, 2004, by and between Zhejiang Kandi Vehicle Co., Ltd. and Ms. Zhu Xiaoying.
17.1	Letter of Resignation from Peter Dodge to the Board of Directors
99.1	Audited Consolidated Financial Statements of Zhejiang Kandi Vehicles Co., Ltd. as of and for the years ended December 31, 2006 and 2005
99.2	Unaudited Condensed Consolidated Financial Statements of Zhejiang Kandi Vehicles Co., Ltd as of March 31, 2007 and for the three months ended March 31, 2007 and 2006
99.3
Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2007, Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) and Comprehensive Income (Loss) for the three months ended March 31, 2007, Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) and Comprehensive Income (Loss) for the year ended December 31, 2006 for Zhejiang Kandi Vehicles Co., Ltd and the accompanying notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STONE MOUNTAIN RESOURCES, INC.

Date: July 6, 2007	By:	/s/ Hu Xiaoming
Hu Xiaoming
Chief Executive Officer, President and Director